UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    September 20, 2010
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On September 20, 2010, the Board of Directors (the “Board”) of EAU Technologies, Inc. (the “Company”) approved the material terms of a loan (the “Note”) from Water Science, LLC (“WS”).  The principal amount of the Note is $1,200,000, with WS having already advanced $705,000 to the Company.  On September 21, 2010, WS advanced an additional $200,000 installment on the Note.  The remaining balance of $295,000 on the Note will be advanced by WS in two installments, with $100,000 to be paid no later than October 31, 2010 and $195,000 to be paid no later than November 30, 2010.  The Note will bear interest at a rate of 10% annually and will mature on the first anniversary of the final installment from WS.  The Note is convertible at the election of WS into shares of the Company’s common stock at the rate of $1.00 per share.  No principal or interest payments under the Note are due until maturity.

In conjunction with the approval of the material terms of the Note, the Board also approved the amendment of certain terms of the Company’s $3,000,000 Second Amended and Restated Senior Secured Convertible Promissory Note dated October 6, 2008 (the “Promissory Note”) with WS and the Company’s $600,000 Loan Agreement dated August 27, 2009 (the “Loan Agreement”) with Peter Ullrich.  The Promissory Note and the Loan Agreement will be amended to (1) extend the maturity dates of each to coincide with the maturity date of the Note, as described in the preceding paragraph, (2) delete the anti-dilution protection contained in the Promissory Note and the Loan Agreement, and (3) terminate the registration rights guaranteed by the Company.

The Promissory Note is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 17, 2008, the First Amendment to the Promissory Note is filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed March 30, 2009, and the Second Amendment to the Promissory Note is filed as Exhibit 10.1 to the Company’s Form 8-K filed on September 2, 2009, each of which are incorporated herein by reference.  The Loan Agreement is filed as Exhibit 10.2 to the Company’s Form 8-K filed on September 2, 2009 and is incorporated by reference herein.

Also, in conjunction with the approval of the material terms of the Note, the Board also approved the issuance of a warrant to WS to purchase 6,969,231 shares of the Company’s common stock at $0.31 per share (the “Warrant”).  The Warrant will have a term of five years.

The Company and WS anticipate entering into definitive agreements to memorialize the terms described above.

WS is a shareholder of the Company and is controlled by Peter Ullrich, a member of the Board of Directors of the Company.

Section 2 – Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Note and the amendments to the Promissory Note and the Loan Agreement set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2010, the Board approved the amendment of all outstanding options for all current officers, directors and employees of the Company so that the new exercise price for each such option is $0.31 per share, effective immediately.  The new exercise price is based on a recent valuation of the Company.  Also, any anti-dilution or “round down” provisions of currently outstanding options will be removed when the options are amended.  Otherwise, all other terms of outstanding options, including expiration dates, will remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2010	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer